SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
         Date of Report (date of earliest event reported): July 8, 2010


                          SYNERGY RESOURCES CORPORATION
             (Exact name of Registrant as specified in its charter)


         Colorado                      None                     20-2835920
  ---------------------------    --------------------    ----------------------
  (State or other jurisdiction  (Commission File No.)       (IRS Employer
      of incorporation)                                    Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


          Registrant's telephone number, including area code: (970) 737-1073
                                                              --------------

                                       N/A
                     -------------------------------------
             (Former name or former address if changed since last report)


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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors,
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On July 8, 2010 George L. Seward (age 59) was appointed as a director of the Company.

      Mr. Seward cofounded Prima Energy in 1980 and served as the Secretary of Prima's Board of Directors, until 2004, when Prima was sold to Petro-Canada for $534,000,000. At the time of the sale Prima had 152 billion cubic feet of proved gas reserves and was producing 55 million cubic foot of gas daily from wells in the Denver-Julesberg Basin in Colorado and the Powder River Basin of Wyoming and Utah.

      Since March 2006 Mr. Seward has been the President of Pocito Oil and Gas, a limited production company, with operations in Northeast Colorado, Southwest Nebraska and Barber County, Kansas.

      Since March 2006 Mr. Seward has been the President of George Seward Alternative Energy, a company involved in ethanol production.

      Since 1982 Mr. Seward has been a partner in Schramm Feedlot, a 25,000 head/cattle feeding operation.

      Since March 1994 Mr. Seward has been founder/director and 25% owner in Power Genetics, a cattle verification processing organization, the only such United States organization accepted to ship finished product to Japan.

      Since 1982 Mr. Seward has operated a diversified farming operation, raising wheat, corn, pinto beans, soybeans and alfalfa hay in South Western Nebraska and North East Colorado.

      Mr. Seward graduated from Colorado State University in 1973.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010


                                    SYNERGY RESOURCES CORPORATION


                                    By:  /s/ Ed Holloway
                                         -------------------------------------
                                         Ed Holloway, President